                 AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------

         This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of this 29th day of May, 2003, by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (successor-by-merger to LaSalle Business Credit, Inc.), as agent for Standard Federal Bank National Association (the "Lender"), AM COMMUNICATIONS, INC., a Delaware corporation ("AM Communications"), AM BROADBAND SERVICES, INC., a Delaware corporation ("AM Broadband"), SRS COMMUNICATIONS CORPORATION, a Connecticut corporation ("SRS Communications"), AMC SERVICES, INC., a Delaware corporation ("AMC Services"), AM NEX-LINK COMMUNICATIONS, INC., a Delaware corporation ("AM Nex-Link"), and AM TRAINING SERVICES, INC., a Delaware corporation ("AM Training"). AM Communications, AM Broadband, SRS Communications, AMC Services, AM Nex-Link and AM Training are referred to herein individually each as a "Borrower" and collectively as the "Borrowers."

                                    RECITALS

         WHEREAS, the Borrowers and the Lender are parties to a certain Loan and Security Agreement, dated as of August 14, 2002 (as amended, modified or supplemented from time to time, the "Loan Agreement") pursuant to which the Lender established certain credit facilities on behalf of the Borrowers subject to the terms and conditions contained therein;

         WHEREAS, the Borrowers have requested that the Lender amend certain terms and provisions of the Loan Agreement; and

         WHEREAS, the Lender is willing to amend certain terms and provisions of the Loan Agreement on the terms and expressly subject to the conditions set forth herein.

         NOW, THEREFORE, based on these premises (which are incorporated hereinafter by this reference), and in consideration of the mutual promises, representations and warranties, covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to them in the Loan Agreement.

         2. Acknowledgment of Obligations.

            (a) Each Borrower acknowledges and agrees that: (i) as of the Second Amendment Effective Date, the Borrowers are unconditionally liable to the Lender on a joint and several basis under the Loan Agreement, the Notes and each of the Other Agreements, for the payment of the principal amount of the Loans (as described in clause (ii) hereof), plus all accrued and unpaid interest through the Second Amendment Effective Date, plus all expenses incurred by the Lender through the Second Amendment Effective Date, including, without limitation reasonable attorneys' fees and expenses, and that, as of the Second Amendment Effective Date, the Borrowers have no defenses, counterclaims, deductions, credits, claims or rights of setoff or recoupment with respect to such obligations, and (ii) as of May 28, 2003, the aggregate outstanding principal balance of (A) the Revolving Credit Loans is $6,035,133.53, (B) the Equipment Loans is $88,333.31, (C) Term Loan A is $2,090,000.02, (D) Term Loan B is $291,666.69 and (E) Term Loan C is $2,458,333.38.

            (b) Each Borrower hereby ratifies and confirms its obligations under the Loan Agreement, the Notes and each of the Other Agreements and hereby acknowledges and agrees that, except as expressly set forth herein, the Loan Agreement, the Notes and each of the Other Agreements remain in full force and effect.

         3. Amendments and Modifications. All of the following amendments to the Loan Agreement are effective as of and after the Second Amendment Effective
Date:

            (a) Section 1 of the Loan Agreement is amended by deleting the definitions of "Applicable Margin," "Maximum Loan Limit," "Maximum Revolving Loan Limit," "Net Worth" and "Term Loans" in their entirety and substituting in lieu thereof the following definitions (in alphabetical order):

         "'Applicable Margin' means, at any time, (a) as to the Revolving Loans and the Special Advance, 2.50% and (b) as to the Consolidated Term Loan, 2.75%; provided, however, that the Applicable Margin with respect to the Revolving Loans shall be reduced by .50% five (5) days after Lender's receipt of Borrowers' annual audited financial statements for the fiscal year ending April 3, 2004 so long as (i) no Event of Default then exists or is reflected by such financial statements and (ii) the Special Advance and Consolidated Term Loan were previously paid in full, when due, in accordance with the terms of the Second Amendment.

         'Maximum Loan Limit' shall mean, at any time, an amount equal to the sum of (i) the Maximum Revolving Loan Limit, and (ii) the outstanding principal balance of the Consolidated Term Loan, Term Loan C and (after the Term Loan D Effective Date) Term Loan D.

         'Maximum Revolving Loan Limit' shall mean, at any time, an amount equal to Nine Million Dollars ($9,000,000).

         'Net Worth' means the shareholders' equity (including retained earnings), which shall include for purposes hereof (regardless of how and where shown on the balance sheet of Borrowers) the outstanding preferred stock of AM Communications (the issuance of which, as of and after the Closing Date, shall be subject to Subsection 13(d)(v) hereof), plus the actual amount of any Subordinated Debt received by Borrowers as contemplated by Section 4(a)(vii) of the First Amendment and Section 4(a)(ix) of the Second Amendment and remaining unpaid, all on a consolidated basis and as determined under GAAP.

         'Term Loans' shall mean, collectively, the Consolidated Term Loan, Term Loan C and Term Loan D."

            (b) Section 1 of the Loan Agreement is amended by inserting the following definitions (in their appropriate alphabetical order):

         "'Participation Agreement' shall mean that certain Participation Agreement, dated as of the First Amendment Effective Date, between Chatham and Lender, as amended or otherwise modified from time to time, including, without limitation, on the Second Amendment Effective Date.

         'Second Amendment' shall mean that certain Amendment No. 2 to Loan and Security Agreement, dated as of May 29, 2003, among Borrowers and Lender.

         'Second Amendment Effective Date' shall mean the `Second Amendment Effective Date' as defined in the Second Amendment.

         'Special Advance' shall have the meaning specified in Subsection 2(l) hereof.

         'Special Advance Maturity Date' shall mean March 31, 2004.

         'Specified Over 120-Day Accounts' shall mean all Accounts of Borrowers that are owing by Post Acquisition Comcast/AT&T or Cox Communications and unpaid more than 120 days past the original invoice date (as reflected on the accounts receivable aging report, dated as of April 30, 2003, delivered to Lender by Borrowers), other than the Specified Cox Accounts.

         'Specified Cox Accounts' shall mean those certain Accounts of Borrowers that are owing by Cox Communications, unpaid more than 120 days past the original invoice date (as reflected on the accounts receivable aging report, dated as of April 30, 2003, delivered to Lender by Borrowers) and specifically described on Schedule 1 to the Second Amendment."

            (c) Notwithstanding anything to the contrary contained in clause
(iv) of the definition of "Eligible Accounts" contained in Section 1 of the Loan Agreement, the Borrowers and the Lender agree that (i) Accounts arising from products sold and/or services rendered by the Borrowers to Account Debtors which are unpaid no more than the lesser of (A) 120 days past the original invoice date, and (B) 90 days past the original due date, may constitute Eligible Accounts if such Accounts otherwise satisfy the criteria (other than any applicable aging criteria in such clause (iv)) for Eligible Accounts contained in the Loan Agreement; (ii) the Specified Cox Accounts may constitute Eligible Accounts if such Accounts otherwise satisfy the criteria for Eligible Accounts contained in the Loan Agreement; and (iii) if more than 50% of the aggregate dollar amount of invoices owing by a particular Account Debtor (other than the Specified Cox Accounts) remain unpaid past the earlier of 90 days after the original due dates for such invoices or 120 days after the original issuance dates for such invoices, then all Accounts owing by that Account Debtor shall be deemed ineligible. The accommodations described in the foregoing sentence shall remain in effect until the Special Advance Maturity Date, in the case of clauses
(i) and (iii), and June 15, 2003, in the case of clause (ii). Upon the expiration of each such accommodation and at all times thereafter, clause (iv) of the definition of "Eligible Accounts", or any applicable subpart thereof, shall be restored to its original tenor as contained in the Loan Agreement (i.e., without giving effect to any amendments after the Closing Date to clause
(iv) of said definition).

            (d) Subsection 2(a)(i) of the Loan Agreement is amended by inserting the following sentence at the end of the last line of the first paragraph thereof:

         "Notwithstanding anything to the contrary contained in the Loan Agreement, the aggregate outstanding principal balance of the Revolving Loans plus the outstanding principal balance of the Special Advance shall not at any time exceed the Maximum Revolving Loan Limit."

            (e) Notwithstanding anything to the contrary contained in Subsection 2(b) of the Loan Agreement or in the First Amendment, Lender's commitment to make any additional Equipment Loans to Borrowers is hereby terminated.

            (f) Borrowers and Lender hereby agree that the aggregate principal balance of the Equipment Loans, Term Loan A and Term Loan B shall be combined into a new reset, consolidated term loan (hereafter, the "Consolidated Term Loan") to be repaid (not withstanding the provisions of Sections 2(e)(ii), (iii) and (iv) of the Loan Agreement) in accordance with the terms of the Consolidated Term Loan Note bearing even date herewith issued by Borrowers to Lender (which is incorporated herein by reference). The foregoing term loan consolidation shall not include any advance of new funds, is not intended to release, extinguish, satisfy or constitute a novation of any outstanding indebtedness of Borrowers to Lender, and shall not impair or modify any provisions of the Loan Agreement relating to Term Loan C or Term Loan D. As soon as reasonably practicable after the Second Amendment Effective Date, the original Notes previously evidencing Term Loan A, Term Loan B and the Equipment Loans will be marked "cancelled" with a notation about being replaced by the Consolidated Term Loan Note and returned to Borrowers or, if one or more such Notes cannot be located, a "lost note(s)" affidavit will be furnished to Borrowers.

            (g) Subsection 2(e) of the Loan Agreement is amended by adding a new clause (vii) thereof which shall read as follows:

         "(vii) Special Advance. Subject to the mandatory prepayment requirements of Subsection 2(f)(i) hereof, the Special Advance shall be repaid in consecutive monthly installments as follows: (A) $50,000 on the last day of October, November and December 2003 and January 2004,
         (B) 25% of the remaining balance thereof (as of February 1, 2004) on each of February 15, March 1, and March 15, and (C) the remaining balance on the Special Advance Maturity Date; subject in any event to earlier acceleration upon the occurrence and during the continuance of an Event of Default as provided in Section 16 or upon termination of this Agreement as provided in Section 10. Payments (including prepayments) on the Special Advance may not be re-borrowed."

            (h) Subsection 2(f)(i) of the Loan Agreement is amended and restated in its entirety as follows:

         "(i) Sales of Assets. Except as expressly provided in Subsection 13(d) and subject to the proviso below, upon receipt of the proceeds of the sale or other disposition of any Collateral, or if any Collateral is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof (whether insurance or otherwise) shall be paid by such Borrower to Lender immediately upon receipt thereof by such Borrower as a mandatory prepayment of the Term Loans, in such order as determined by Lender in its sole discretion, such payment to be applied against the remaining installments of principal in the inverse order of their maturities until the Term Loans are repaid in full, and then against the other Liabilities, as determined by Lender in its sole discretion; provided, however, that (A) the proceeds of the sale of Inventory in the ordinary course of business, including all collections of Accounts other than the Specified Over-120 Day Accounts, shall be applied against the Revolving Loans until the Revolving Loans are repaid in full, and then against the other Liabilities, as determined by Lender in its sole discretion, (B) the proceeds of the Specified Over-120 Day Accounts shall be applied fifty percent (50%) against the Revolving Loans until the Revolving Loans are repaid in full, and fifty percent (50%) against the Special Advance (and if received after September 30, 2003, then against the remaining installments of principal of the Special Advance in the inverse order of their maturities) until the Special Advance is repaid in full, and then against the other Liabilities, as determined by Lender in its sole discretion and (C) the Net Cash Proceeds (as defined in paragraph 3(o)(ii) of the Second Amendment) of the AMC Services Business shall be applied as follows:
         (1) the first $500,000 against the Special Advance (and if received after October 30, 2003, against the remaining installments of principal of the Special Advance in the inverse order of their maturities) (2) the next $100,000 on account of any subordinated indebtedness incurred under paragraph 4(a)(ix) of the Second Amendment; (3) the next $900,000 against the Revolving Credit Loans; and (4) the remaining amount split 75% against the Special Advance (and if received after October 30, 2003, against the remaining installments of principal of the Special Advance in the inverse order of their maturities) and 25% against the Revolving Loans."

            (i) Section 2 of the Loan Agreement is amended by adding a new Subsection 2(l) thereof which shall read as follows:

         "(l) Special Advance. Subject to the terms and conditions of this Agreement and the Other Agreements, on the Second Amendment Effective Date, Lender shall make a special accommodation advance to Borrowers in an aggregate amount equal to One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the `Special Advance'). The proceeds of the Special Advance shall be used solely for the working capital of Borrowers."

            (j) Section 4(a) of the Loan Agreement is amended to delete the words "Equipment Loans, and Term Loans A and B" in the second and third lines thereof and replace them with the words "Special Advance and Consolidated Term Loan."

            (k) The Prepayment Fee provided for in Section 4(c)(iii) of the Loan Agreement shall be waived as to any and all prepayments of all Loans except to the extent applicable to Term Loan C or Term Loan D.

            (l) Subsection 4(c)(vi) of the Loan Agreement is amended by increasing the collateral management fee payable by the Borrowers to the Lender from Six Thousand Dollars ($6,000) per month to Eight Thousand Dollars ($8,000) per month, effective as of the first day of the month immediately following the Second Amendment Effective Date.

            (m) Section 4(c)(x) of the Loan Agreement is modified to add the words "with the remaining balance thereof due and payable on the last day of the Term" after the words "successive month" in the seventh line thereof.

            (n) Section 10 of the Loan Agreement is amended to delete the words "the date of the third anniversary of the Closing Date" in the second line thereof and replace them with the words "August 14, 2004."

            (o) In addition to the other covenants and agreements of the Borrowers contained in the Loan Agreement and the Other Documents, each Borrower covenants and agrees as follows:

                (i) The Borrowers will furnish or cause to be furnished to the Lender as soon as practicable after the Second Amendment Effective Date, but in any event, no later than 30 days after the Second Amendment Effective Date, a detailed plan prepared by the Borrowers with the assistance of the Consultant (as defined in the First Amendment) regarding the sale or other disposition of all or substantially all of the assets or stock of SRS Communications and AM Broadband, which plan shall (1) address, among other items required by Lender, the anticipated timing and projected Net Cash Proceeds (as defined below) of such sale or other disposition, (2) be accompanied by a certificate executed by the Chief Financial Officer of the Borrowers stating that the Chief Financial Officer has no reason to question the reasonableness of any material assumptions on which such plan was prepared and (3) be acceptable in form and substance to Lender.

                (ii) The Borrowers will receive Net Cash Proceeds of at least One Million Five Hundred Thousand Dollars ($1,500,000) in exchange for the sale or other disposition of all or substantially all of the assets or stock (the "AMC Services Business") as soon as practicable after the Second Amendment Effective Date, but in any event, no later than July 31, 2003. Any such sale or other disposition shall be to a bona fide purchaser and pursuant to a written agreement acceptable to Lender (the "AMC Sale Agreement"). The Borrowers will not amend, supplement or otherwise modify, or grant any waiver or consent under, the AMC Sale Agreement without the prior written consent of the Lender. If required by the Lender, the amount of such purchaser's deposit, if any, will be remitted to and held by the Lender as cash collateral for the Liabilities to be applied at the closing of such sale or other disposition (or earlier, if the

Borrowers are entitled to retain such deposit pursuant to the terms of the AMC Sale Agreement) pursuant to Section 2(f)(i) of the Loan Agreement (as amended hereby) (unless and until such deposit is required by the terms of the AMC Sale Agreement to be returned to such purchaser, in which case the Lender will promptly release such deposit). At the closing of the sale or other disposition of the AMC Services Business, the Borrowers will cause one hundred percent (100%) of the Net Cash Proceeds to be directly remitted to the Lender by such purchaser for application in accordance with Subsection 2(f)(i) of the Loan Agreement as amended hereby. The term "Net Cash Proceeds" shall mean, for any sale or other disposition by the Borrowers of any assets, the gross cash proceeds received from such sale or other disposition, net of (w) reasonable broker's commission and accounting and attorneys' fees and expenses incurred by the Borrowers directly relating to such sale and in an amount satisfactory to the Lender, (x) Indebtedness secured by Permitted Liens encumbering the assets sold, (y) in the case of the sale or other disposition of the AMC Services Business, in an amount equal to the Revolving Loans allocable to the Eligible Accounts of AMC Services, and (z) in the case of the sale or other disposition of the Quakertown Facility (as defined below), real estate transfer taxes allocated to the seller in connection with such sale (which shall not exceed 50% of the gross taxes in connection with such sale).

                (iii) The Borrowers will receive Net Cash Proceeds in a minimum amount to be acceptable to Lender in its sole discretion (and to Chatham to the extent so required under the Participation Agreement, as amended) in exchange for the sale or other disposition of the real property generally known as 1900 AM Drive, Quakertown, Pennsylvania (the "Quakertown Facility") as soon as practicable after the Second Amendment Effective Date, but in any event, no later than March 31, 2004. Any such sale or other disposition shall be to a bona fide purchaser and pursuant to a written agreement acceptable to Lender (the "Quakertown Facility Sale Agreement"). The Borrowers will not amend, supplement or otherwise modify, or grant any waiver or consent under, the Quakertown Facility Sale Agreement without the prior written consent of the Lender. If required by the Lender, the amount of such purchaser's deposit will be remitted to and held by the Lender as cash collateral for the Liabilities to be applied at closing of such sale or other disposition (or earlier, if the Borrowers are entitled to retain such deposit pursuant to the terms of the Quakertown Facility Agreement) as set forth below (unless and until such deposit is required by the terms of the Quakertown Facility Agreement to be returned to such purchaser, in which case the Lender will promptly release such deposit). At the closing of the sale or other disposition of the Quakertown Facility, the Borrowers will cause one hundred percent (100%) of the Net Cash Proceeds to be directly remitted to the Lender by such purchaser for application in accordance with Subsection 2(f)(i) of the Loan Agreement.

                (iv) Any sale or other disposition referred to in this Section
(o) shall be governed by the terms of the Loan Agreement and the Other Agreements, including, without limitation, Section 13(d) of the Loan Agreement, which requires, inter alia, that the Borrowers obtain the Lender's prior written consent in connection with any such sale. Any sale or other disposition referred to in this Section (o), unless expressly consented to in writing by the Lender in advance of such sale or other disposition, shall be for cash only and no portion of the cash proceeds of such sale may be deferred by the Borrowers.

            (p) Section 14 of the Loan Agreement is deleted as to all dates and periods, and restated for such dates and periods, after the Second Amendment Effective Date (and, in the case of Subsection 14(A), as of and after March 29, 2003), as set forth on Exhibit A attached hereto, which is incorporated herein by reference and made a part hereof.

         4. Effectiveness; Conditions Precedent.

            (a) The effectiveness of the amendments and other provisions hereof and the making of the Special Advance are expressly subject to the following conditions precedent (all such documents and other items must be in form and substance satisfactory to the Lender):

                (i) This Amendment duly executed by the Borrowers and the Lender and delivered to each other;

                (ii) Second Amended and Restated Revolving Note duly executed by the Borrowers and delivered to Lender;

                (iii) Consolidated Term Loan Note duly executed by the Borrowers and delivered to Lender;

                (iv) Amendment No. 1 to Participation Agreement duly executed and delivered by Chatham and Lender (it being understood that in view of the fundings and commitments of Chatham that a portion of the fees and other compensation being paid to Lender shall be shared by Lender with Chatham on such basis as they may agree);

                (v) Twenty-five percent (25%) of the amount of the Special Advance is funded to the Lender by Chatham pursuant to the Participation Agreement (as amended), and Chatham has otherwise complied with its obligations under the Participation Agreement (as amended);

                (vi) Amendment No. 2 to Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement duly executed by AM Communications is delivered to Lender;

                (vii) Any and all title insurance endorsements to the existing title insurance policy is issued in favor of the Lender as the Lender may require in connection with the Mortgage Modification Agreement, together with payment of related search costs and premium expenses;

                (viii) Amendment No. 2 to Assignments of Rents and Leases duly executed by AM Communications is delivered to Lender;

                (ix) Evidence that the Borrowers have received at least $700,000 in cash in additional equity or convertible subordinated debt to Borrowers (inclusive of the $200,000 received by the Borrowers on May 2, 2003, but exclusive of amounts received prior to such date), which in the case of convertible subordinated debt shall contain written terms of subordination acceptable to the Lender;

                (x) Original signatures pages to subordination agreements in connection with First Amendment;

                (xi) Any and all agreements, instruments and documents required by the Lender to effectuate and implement the terms hereof (duly executed, where appropriate, by the Borrowers and such other parties, as applicable);

                (xii) Evidence that the execution, delivery and performance of this Amendment and each of the Notes and Other Agreements referred to in this
Section 4(a) by each Borrower has been duly authorized by all necessary action, and that no amendment or other modification to the articles or certificate of incorporation or bylaws of any Borrower has been made since August 14, 2002 (except as delivered to the Lender on the First Amendment Effective Date) and that such documents (in the form previously delivered to the Lender) remain in full force and effect;

                (xiii) Written opinion of Archer & Greiner, P.C., counsel to the Borrowers covering such matters related to this Amendment and each of the Notes and Other Agreements referred to in this Section 4(a), and the transactions contemplated hereby and thereby, as Lender may request;

                (xiv) Remittance to the Lender of the initial payment of $21,875 on account of the amendment fee as provided in Section 5(c) below;

                (xv) Copy of company-prepared March 31, 2003 financial statements for Borrowers;

                (xvi) Copies of current financial statements for each of NeST Technologies Corp. and NeSTronix, Inc.

                (xvii) Written consent of the non-Borrower parties to the Designated Contracts to, and agreement of such entities to support and accept, the provisions of Section 5(g) below;

                (xviii) Payment of all outstanding out-of-pocket expenses of the Lender and Chatham in incurred by the Lender or Chatham in connection with this Amendment, the Participation Agreement and the making of the Special Advance (including without limitation fees and expenses of Blank Rome LLP, counsel to the Lender, and Piper Rudnick LLP, counsel to Chatham); and

                (xix) Closing Certificate duly executed by the Chief Financial Officer of the Borrowers whereby the Chief Financial Officer shall have certified to the Lender, on behalf of the Borrowers, that the Borrowers have satisfied all of the conditions precedent contained in this Section 4(a).

            (b) The date on which all of the conditions precedent set forth in
Section 4(a) hereof shall have been satisfied or waived is referred to herein as the "Second Amendment Effective Date."

         5. Representations and Warranties; Additional Covenants.

            (a) In order to induce the Lender to enter into this Amendment, each Borrower represents and warrants to the Lender that: (i) the execution, delivery and performance by the Borrowers of this Amendment and the transactions contemplated hereby (A) are and will be within the corporate powers of the Borrowers, (B) have been authorized by all necessary corporate action on behalf of the Borrowers, (C) are not in contravention of any order or decree of any court or governmental unit, or of any law, rule or regulation to which any Borrower or any of its property is bound, (D) are not and will not be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under (x) any Borrower's articles of incorporation or bylaws or (y) any indenture, agreement, contract or undertaking to which any Borrower is a party or by which any Borrower or any Borrower's property is bound, and (E) will not result in the imposition of any lien, security interest or other encumbrance on any of the properties of any Borrower; (ii) this Amendment and the Notes and Other Agreements executed in connection with this Amendment shall be valid, binding and enforceable against the Borrowers in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (iii) on and as of the Second Amendment Effective Date, no Event of Default (or event which, with the passage of time or giving of notice or both, will become an Event of Default) has occurred and is continuing and no Event of Default (or event which, with the passage of time or giving of notice or both, will become an Event of Default) would result from the execution, delivery or consummation of the transactions contemplated by this Amendment and the Notes and Other Agreements executed in connection with this Amendment.

            (b) On and as of the Second Amendment Effective Date, each Borrower confirms, reaffirms and restates to the Lender the representations and warranties set forth in the Loan Agreement and each of the Other Agreements, except to the extent that such representations and warranties solely and expressly relate to a specific earlier date in which case such Borrower confirms, reaffirms and restates such representations and warranties as of such earlier date and except for Schedule 3 attached hereto which shall supplement
Schedule 11(g) to the Loan Agreement.

            (c) In consideration of the agreements and accommodations of Lender hereunder, Lender has hereby earned and Borrower is hereby obligated to Lender for an amendment fee of $87,500 to be paid to Lender as follows: $21,875 on the Second Amendment Effective Date and the balance on the earlier of the closing on the sale of AMC Services and July 31, 2003. Each such payment shall be nonrefundable.

            (d) Borrowers acknowledge that Lender intends to obtain an updated appraisal of the Quakertown Facility and confirms that they are obligated to pay or reimburse Lender for the expense thereof.

            (e) Borrowers represent that Schedule 2 attached hereto sets forth a list of all Affiliates of each Borrower, the present indebtedness owed by each such entity to each Borrower (and to each other) and the amount owed by each Borrower to each such entity.

            (f) Borrowers covenant and agree that they will at all times continue to retain the Consultant (or another consultant with similar background, experience and skills) and actively consult with and utilize the services of such Consultant (or such replacement consultant) to fulfill the covenants and undertakings contained in this Amendment or in the First Amendment and the business plan(s) provided by Borrowers to Lender.

            (g) Borrowers covenant and agree that, without impairing their undertakings reflected by Section 4(a)(xxiii) of the First Amendment, the aggregate gross amount of all obligations owing by Borrowers under the Designated Contracts (without netting or taking into effect any obligations owing to any Borrower) shall not be less than $1,900,000 as of and at all times after June 30, 2003. Borrowers covenant and agree that the net aggregate amount (netting the "due to" items from the "due from" items) owing from NEST Technologies and Nestronix to Borrowers shall not exceed at any time $170,000 (excluding trade debt). At such time as Borrowers provide a written consent (similar in form to, and for the purpose of replacing, the consent referenced in subsection 4(a)(xvii) above) from NeST Technologies Corp. and NeSTronix, Inc. to such effect, the covenants in the first two sentences of this clause (g) shall be changed to an aggregate minimum net obligation of $1,700,000 owing by Borrowers. Furthermore, the "Due from Opterna" and "Due from E-Cell Technologies" items (the current amounts being referenced on such Schedule 2) shall not exceed $200,000 in the aggregate at any time (including amounts now and hereafter owing).

            (h) Borrowers covenant and agree that no Borrower shall authorize or issue any press release or similar public disclosure regarding the transactions contemplated by the Loan Agreement (as amended) without the prior consent of Lender and Chatham.

         6. Release. Each Borrower hereby releases, waives and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, including, without limitation, any so-called "lender liability" claims or defenses which it has, may have, or might assert now or in the future against the Lender and/or its participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (individually, a "Releasee" and collectively, the "Releasees"), directly or indirectly, arising out of, based upon, or in any manner connected with: (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, or was taken or permitted prior to the execution of this Amendment with respect the Liabilities, the Loan Agreement, the Notes, the Other Agreements or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications prior to the execution of this Amendment with respect to the refinancing, restructuring or collection of any of the Liabilities; or (iii) any thing or matter related to any of the foregoing prior to the execution of this Amendment. The inclusion of this paragraph in this Amendment, and the execution of this Amendment by the Lender, does not constitute an acknowledgment or admission by the Lender of liability for any matter, or a precedent upon which any liability may be asserted. If any Borrower asserts or commences any claim, counter-claim, demand, obligation, liability or cause of action in derogation of the foregoing release or challenges the enforceability of the foregoing release (in each case, a "Violation"), then the Borrowers jointly and severally agree to pay, in addition to such other damages as any Releasee may sustain as a result of such Violation, all attorneys' fees and costs incurred by such Releasee as a result of such Violation.

         7. Miscellaneous.

            (a) The Borrowers shall pay on demand all out-of-pocket expenses (including, without limitation, fees, expenses and disbursements of counsel to the Lender and Chatham) incurred by the Lender and Chatham in connection with
(a) the negotiation and preparation of this Amendment, the Notes and the Other Agreements referred to herein, and all due diligence and analysis performed by or on behalf of the Lender or Chatham in connection therewith, including, without limitation, field examinations and audit and appraisal fees and expenses, (b) the negotiation and preparation of any and all amendments, consents and waivers in connection with this Amendment, the Loan Agreement and Other Agreements, (c) the filing or recording of financing statements (if any), the Mortgage Modification Agreement and any other instruments and documents in connection with this Amendment and all related documents (and all related title insurance and search costs and expenses), and (d) enforcement and protection of their rights and interests hereunder. Borrowers' obligations to Lender and Chatham under this Section shall constitute part of the Liabilities.

            (b) Each of the Borrowers shall indemnify the Lender and Chatham and each of their respective officers, directors, agents, employees, attorneys, accountants, consultants, and controlling persons (each, an "Indemnitee"), and hold them harmless, from and against any and all liabilities, obligations, losses, taxes, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by any Indemnitee in connection with or in any way relating to or arising out of the Loan Agreement (as amended hereby), the Notes, the Other Agreements, the Proposal Letter or the transaction contemplated hereby or thereby (including, without limitation, fees, expenses and disbursements of counsel, which may include allocated fees, expenses and disbursements of in-house counsel); provided that no Borrower shall be liable to any Indemnitee for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent solely resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final nonappealable judgment of a court of competent jurisdiction. The obligations of each Borrower under this Section shall survive any termination of the Loan Agreement. Borrowers' obligations to Lender and Chatham under this Section shall constitute part of the Liabilities.

            (c) This Amendment shall be deemed incorporated into and made part of the Loan Agreement. Except as expressly modified or provided herein or in any other instruments or documents executed in connection herewith, (i) all terms and conditions of the Loan Agreement, the Notes and the Other Agreements shall remain in effect in accordance with their original tenor; and (ii) nothing contained herein shall constitute a waiver by the Lender of any of its rights and remedies (including, without limitation, any of its rights or remedies as to, or any obligations owing to the Lender of, any person who may be liable to the Lender on account of any of the Liabilities, whether or not such person is a party hereto), all of which rights and remedies are expressly reserved and not waived. Except as otherwise provided herein, each agreement, covenant, representation and warranty of the Borrowers hereunder shall be deemed to be in addition to, and not in substitution for, the agreements, covenants, representations and warranties previously made by the Borrowers and shall be expressly deemed to have been made under the Loan Agreement.

            (d) Each Borrower hereby agrees to take all such actions and to execute and/or deliver to the Lender all such agreements and documents as the Lender (and its assignees) may require from time to time to effectuate and implement the purposes of this Amendment, the Loan Agreement (as amended hereby), the Notes and the Other Agreements.

            (e) Each Borrower covenants, confirms and agrees that, as security for the repayment of the Liabilities (as such Liabilities have been increased pursuant to this Amendment), the Lender has, and shall continue to have, a continuing first priority, perfected lien on and security interest in the Collateral, all whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof, as set forth in the Loan Agreement, the Notes and the Other Agreements, as applicable, subject to no liens, security interests or other encumbrances other than Permitted Liens. Each Borrower acknowledges and agrees that nothing herein contained in any way impairs the Lender's existing rights and priority in the Collateral.

            (f) This Amendment contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matters hereof. This Amendment may be amended, modified, waived, discharged or terminated only in accordance with the terms of the Loan Agreement, the Notes and the Other Agreements, as applicable.

            (g) No failure to exercise nor any delay in exercising, on the part of the Lender, of any right, remedy, power or privilege under this Amendment, the Loan Agreement, the Notes or the Other Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege operate as a waiver of any further or complete exercise thereof. No waiver shall be effective unless in writing. No waiver or condonation of any breach on one occasion shall be deemed a waiver or condonation on any other occasion.

            (h) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

            (i) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. Execution and delivery by facsimile shall bind each of the parties.

            (j) This Amendment shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Lender. All references herein to Chatham shall apply to Chatham and its successors and assigns.

            (k) Any provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            (l) No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary, except that Chatham shall constitute a third party beneficiary of Sections 7(a), (b) and (d) hereof.

            (m) The headings of any section or paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment.

            (n) EACH PARTY TO THIS AMENDMENT KNOWINGLY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF THIS AMENDMENT.

                      [Signatures begin on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                AM COMMUNICATIONS, INC., as a Borrower

                                By:    /s/ Howard Bashford
                                    ___________________________
                                Name:  Howard Bashford
                                Title: Vice President, Finance

                                AM BROADBAND SERVICES, INC., as a Borrower

                                By:    /s/ Howard Bashford
                                    ___________________________
                                Name:  Howard Bashford
                                Title: Vice President, Finance

                                SRS COMMUNICATIONS CORPORATION, as a Borrower

                                By:    /s/ Howard Bashford
                                    ___________________________
                                Name:  Howard Bashford
                                Title: Vice President, Finance

                                AMC SERVICES, INC., as a Borrower

                                By:    /s/ Howard Bashford
                                    ___________________________
                                Name:  Howard Bashford
                                Title: Vice President, Finance

                                AM NEX-LINK COMMUNICATIONS, INC., as a Borrower

                                By:    /s/ Howard Bashford
                                    ___________________________
                                Name:  Howard Bashford
                                Title: Vice President, Finance


                               [Signature Page to
                 Amendment No. 2 to Loan and Security Agreement]

                                AM TRAINING SERVICES, INC., as a Borrower

                                By:    /s/ Howard Bashford
                                    ___________________________
                                Name:  Howard Bashford
                                Title: Vice President, Finance

                                LASALLE BUSINESS CREDIT, LLC, as the Lender

                                By:    /s/ David S. Oppenheimer
                                    ___________________________
                                Name:  David S. Oppenheimer
                                Title: First Vice President





















                               [Signature Page to
                 Amendment No. 2 to Loan and Security Agreement]

                                    EXHIBIT A
                               FINANCIAL COVENANTS


14. FINANCIAL COVENANTS.
    -------------------

         Borrowers shall maintain and keep in full force and effect each of the financial covenants set forth below:

         (a) Net Worth. Borrowers shall maintain at all times a minimum Net Worth in an amount not less than the amounts set forth below opposite the corresponding measurement periods:

------------------------------------------------------ --------------------------------------------------
Measurement Period:                                    Minimum Net Worth:
------------------------------------------------------ --------------------------------------------------
March 29, 2003 through May 24, 2003                    $5,000,000
------------------------------------------------------ --------------------------------------------------
May 25, 2003 through April 3, 2004                     $6,750,000
------------------------------------------------------ --------------------------------------------------
Each fiscal month end from May 1, 2004                 Greater of (x) $6,750,000 or (y) 90% of actual
through April 1, 2005                                  Net Worth as of April 3, 2004
------------------------------------------------------ --------------------------------------------------
April 29, 2005, and each fiscal month-end              Greater of (x) Net Worth requirement during
thereafter                                             preceding fiscal year or (y) 90% of actual
                                                       Net Worth as of April 1, 2005
------------------------------------------------------ --------------------------------------------------

For the purposes of calculating Net Worth under Subsection 14(a) above, the required minimum Net Worth shall, for all periods after the consummation of the applicable sale, be increased dollar-for-dollar by (i) the amount of Net Cash Proceeds in excess of $1,500,000 actually received by Borrowers in exchange for the AMC Services Business and (ii) the amount of the gain resulting from a sale of the Quakertown Facility.


         (b) Fixed Charge Coverage. Borrowers shall not permit the ratio of (i) Consolidated EBITDA to (ii) the sum of (A) Consolidated Debt Service, plus (B) all Capital Expenditures, to be less than the ratios set forth below opposite the corresponding measurement periods:

----------------------------------------------------- --------------------------
Measurement Period:                                   Ratio:
----------------------------------------------------- --------------------------
12 month period ending on (a) July 3, 2004            1.25 to 1
and (b) the last day of each fiscal quarter
thereafter
----------------------------------------------------- --------------------------

For the purposes of calculating Consolidated Debt Service under Subsection 14(b) above, (1) references to payments scheduled or permitted to be made shall mean scheduled or permitted in accordance with the Loan Agreement and (2) references to Subordinated Debt shall not include indebtedness owing to the non-Borrower parties to the Designated Contracts.

         (c) Leverage. Borrowers shall not permit the ratio of Consolidated Funded Debt to Consolidated EBITDA to exceed the ratios set forth below opposite the corresponding measurement periods:

------------------------------------------------------ -------------------------
Measurement Period:                                    Ratio:
------------------------------------------------------ -------------------------
12 month period ending on (a) April 3, 2004            4.0 to 1
and (b) the last day of each fiscal quarter
thereafter
------------------------------------------------------ -------------------------

         (d) Capital Expenditures. Borrowers shall not make any Capital Expenditures if, after giving effect to the making of such Capital Expenditures, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed the amounts set forth below opposite the corresponding periods:

----------------------------------------------------- ---------------------------------------------------
Measurement Period:                                   Maximum Capital Expenditures:
----------------------------------------------------- ---------------------------------------------------
12 month period ending April 3, 2004                  $500,000
----------------------------------------------------- ---------------------------------------------------
12 month period ending April 1, 2005                  $1,200,000
----------------------------------------------------- ---------------------------------------------------
Thereafter until the last day of the Term             $500,000
----------------------------------------------------- ---------------------------------------------------

         (e) Consolidated Research & Development Expenditures. Borrowers shall not make any Consolidated Research & Development Expenditures if, after giving effect to the making of such Consolidated Research & Development Expenditures, the aggregate cost of all such research and development expenditures would exceed the amounts set forth below opposite the corresponding periods:

------------------------------------------------------------ ---------------------------------------------------------
Measurement Period:                                          Maximum Research & Development Expenditures:
------------------------------------------------------------ ---------------------------------------------------------
Each fiscal quarter after March 29, 2003                     $375,000 to all Affiliates of Borrowers, including,
                                                             without limitation, the non-Borrower parties to the
                                                             Designated Contracts
------------------------------------------------------------ ---------------------------------------------------------
Each fiscal year after March 29, 2003                        $250,000 to non-Affiliates
------------------------------------------------------------ ---------------------------------------------------------

         (f) Net Loss. Borrowers shall not permit their Net Loss to be a negative amount greater than the amounts set forth below opposite the corresponding measurement periods:

------------------------------------------------------------ -------------------
Measurement Period:                                          Maximum Net Loss:
------------------------------------------------------------ -------------------
9 months ending April 3, 2004                                ($500,000)
------------------------------------------------------------ -------------------
Fiscal year ending April 3, 2004                             ($1,950,000)
------------------------------------------------------------ -------------------

         "Net Loss" shall mean, for any period, the net loss after taxes of Borrowers, on a consolidated basis, for such period determined in accordance with GAAP (excluding the effect of any gain resulting from the sale of any assets).